Exhibit 15

November 15, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated May 4, 2023 and August 2, 2023 on our reviews of interim financial statements of Arch Capital Group Ltd. (the “Company”), which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, NY